EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Groove Botanicals Inc. (the “Corporation”) for the year ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof, I, Kent Rodriguez, Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: June 29, 2026	By:	/s/ Kent Rodriguez
Name: Kent Rodriguez Title: Chief Executive Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Groove Botanicals Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.